SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  7/31/2007
FILE NUMBER 811-5686
SERIES NO   4

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                     $ 15,636
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                      $ 6,560
       Class C                                                      $ 1,640
       Class R                                                        $ 263
       Investor Class                                               $ 2,248
       Institutional Class                                            $ 619

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                     000.4442
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                     000.3817
       Class C                                                     000.3803
       Class R                                                     000.4233
       Investor Class                                              000.4488
       Institutional Class                                         000.4878

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       33,066
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                       14,064
       Class C                                                        3,980
       Class R                                                          542
       Investor Class                                                 4,771
       Institutional Class                                            2,486

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                       $ 8.44
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                       $ 8.46
       Class C                                                       $ 8.43
       Class R                                                       $ 8.44
       Investor Class                                                $ 8.44
       Institutional Class                                           $ 8.45